Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE
Contact: Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS RECORD 2019 FINANCIAL RESULTS

WITH 9% INCREASE IN NET INCOME

Highlights

•	Net income for the year and quarter ended December 31, 2019, totaled $23,721,000 and $5,081,000, respectively. Basic earnings per share for the year and quarter ended December 31, 2019, were $3.36 and $0.72, respectively.

•	Total loans outstanding were $1,272,601,000 at December 31, 2019.

•	Total deposits were $1,412,260,000 at December 31, 2019.

•	Quarterly cash dividends paid to ACNB Corporation shareholders in 2019 totaled $6,920,000, or $0.98 per share --- an increase of $659,000, or 10.5%, over 2018.

•	Expanded market penetration and operations in Lancaster County, PA, with the opening of the Lancaster Loan Office in 2019.

•	As publicly announced on January 13, 2020, ACNB Corporation acquired Frederick County Bancorp, Inc. and its wholly-owned subsidiary, Frederick County Bank, headquartered in Frederick, MD, effective January 11, 2020.

GETTYSBURG, PA, January 28, 2020 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced record financial results for the year ended December 31, 2019, with net income of $23,721,000. Compared to net income of $21,748,000 for the year ended December 31, 2018, this is an increase of $1,973,000, or 9.1%, over prior year-end results. Basic earnings per share were $3.36 and $3.09 for the year ended December 31, 2019 and 2018, respectively, which is an increase of $0.27 per share or 8.7%.

ACNB Corporation

Press Release/2019 Financial Results

January 28, 2020

For the three months ended December 31, 2019, the Corporation reported net income of $5,081,000. Compared to net income of $5,289,000 for the three months ended December 31, 2018, this is a decrease of $208,000, or 3.9%, to comparable period results. Basic earnings per share were $0.72 and $0.75 for the three months ended December 31, 2019 and 2018, respectively, which is a decrease of $0.03 per share or 4.0%. This year-over-year decrease in earnings performance for the three months ended December 31, 2019, was primarily due to merger and systems consulting expenses related to banking operations.

“2019 was an exciting and demanding year for ACNB Corporation resulting in the second consecutive year of record financial results and the acquisition of Frederick County Bancorp, Inc. and its wholly-owned subsidiary, Frederick County Bank, effective January 11, 2020,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “Also contributing to the Corporation’s strong 2019 financial performance was enhanced revenue growth attributable to subsidiary activities through both ACNB Bank’s Wealth Management Division and Russell Insurance Group, Inc.”

Mr. Helt continued, “As we begin the new year, the Corporation’s community banking activities now include the Frederick County, Maryland, market with five offices operating under the brand of FCB Bank, a division of ACNB Bank. We welcome our new Bank team members and loyal customers from this market and are confident in the ability of our growing company to create enhanced value for customers, communities and shareholders.”

Revenues

Total revenues, defined as net interest income plus noninterest income, for the year ended December 31, 2019, were $77,587,000, or a 6.2% increase over total revenues of $73,043,000 for 2018. Total interest income for 2019 was $69,558,000, or an increase of 7.9%, as compared to total interest income of $64,494,000 for the year ended December 31, 2018, due primarily to higher volume of average earning assets.

ACNB Corporation

Press Release/2019 Financial Results

January 28, 2020

Loans

Total loans outstanding were $1,272,601,000 at December 31, 2019. Year over year, loans outstanding decreased by $29,864,000, or 2.3%, since December 31, 2018. This decrease in 2019 was the result of continued intense competition in the Corporation’s markets, as well as significant commercial loan payoffs and paydowns during the year largely attributable to lower interest rates and government and municipal refinancing into the bond market. As a result of lower credit losses and stable credit quality in the loan portfolio, the provision for loan losses for 2019 was $600,000, a decrease of $1,020,000, or 63.0%, from prior year-end results.

Deposits

Total deposits were $1,412,260,000 at December 31, 2019. Year over year, total deposits increased by $64,168,000, or 4.8%, since December 31, 2018. Deposit growth is a function of pricing and the level of deposits held by existing and new customers, especially in the segment of municipal depositors. To enhance deposit growth, ACNB Bank promoted its new personal checking accounts with value-added benefits in 2019.

Net Interest Income and Margin

Net interest income rose by $2,323,000 to $59,418,000 for the year ended December 31, 2019, an increase of 4.1% in comparison to the year ended December 31, 2018. The net interest margin for 2019 was 3.81%, unchanged from 2018. The increase in net interest income and the stable net interest margin for 2019 were primarily due to higher average earning asset volume funded by increased core deposits.

Noninterest Income

Noninterest income for 2019 was $18,169,000, an increase of $2,221,000, or 13.9%, over the prior year. The increase includes both revenue from fiduciary, investment management and brokerage activities and commissions from insurance sales, which grew 4.4% and 14.2%, respectively, from the year ended December 31, 2018, to the year ended December 31, 2019.

ACNB Corporation

Press Release/2019 Financial Results

January 28, 2020

Noninterest Expense

Noninterest expense for 2019 was $47,621,000, an increase of $2,918,000, or 6.5%, over the prior year. The increase in noninterest expense is attributable to normal business operations and a growing footprint related to community banking and insurance operations, balanced by management’s continued focus on expense control. In addition, merger-related expenses and consulting for a new core operating system contract added $1,359,000 to 2019 expenses.

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders in 2019 totaled $6,920,000, or $0.98 per share---an increase of $659,000, or 10.5%, over the prior year. In 2018, ACNB Corporation paid an $0.89 dividend per share for total dividends paid to shareholders in the amount of $6,261,000.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 22 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and seven community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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ACNB Corporation

Press Release/2019 Financial Results

January 28, 2020

Non-GAAP Financial Measures

ACNB Corporation uses non-GAAP financial measures to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission’s (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity, without any useful benefit to us, to convert and consolidate the entity’s records, systems and data onto our platforms, and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

ACNB #2020-3

January 28, 2020

ACNB Corporation

Press Release/2019 Financial Results

January 28, 2020

ACNB CORPORATION

Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands, except per share data

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
INCOME STATEMENT DATA
Interest income	$17,521	$17,093	$69,558	$64,494
Interest expense	2,783	2,064	10,140	7,399
Net interest income	14,738	15,029	59,418	57,095
Provision for loan losses	175	850	600	1,620
Net interest income after provision for loan losses	14,563	14,179	58,818	55,475
Noninterest income	4,468	3,794	18,169	15,948
Merger-related expenses	253	---	769	---
Noninterest expense	12,448	11,610	46,852	44,703
Income before income taxes	6,330	6,363	29,366	26,720
Provision for income taxes	1,249	1,074	5,645	4,972
Net income	$5,081	$5,289	$23,721	$21,748
Basic earnings per share	$0.72	$0.75	$3.36	$3.09

NON-GAAP MEASURES
INCOME STATEMENT DATA
Net Income	$5,081	$5,289	$23,721	$21,748
Merger-related expenses, net of income taxes	196	---	595	---
Adjusted net income (non-GAAP)*	$5,277	$5,289	$24,316	$21,748
Adjusted basic earnings per share (non-GAAP)*	$0.74	$0.75	$3.44	$3.09

* See Non-GAAP Financial Measures above.

ACNB Corporation

Press Release/2019 Financial Results

January 28, 2020

Unaudited Selected Financial Data

Dollars in thousands, except per share data

	December 31, 2019	December 31, 2018
BALANCE SHEET DATA
Assets	$1,720,253	$1,647,724
Securities	$212,177	$190,835
Loans, total	$1,272,601	$1,302,465
Allowance for loan losses	$13,835	$13,964
Deposits	$1,412,260	$1,348,092
Borrowings	$99,731	$118,164
Stockholders’ equity	$189,516	$168,137
COMMON SHARE DATA
Basic earnings per share	$3.36	$3.09
Cash dividends paid per share	$0.98	$0.89
Book value per share	$26.77	$23.86
Number of common shares outstanding	7,079,359	7,046,020
SELECTED RATIOS
Return on average assets	1.40%	1.34%
Return on average equity	13.33%	13.62%
Non-performing loans to total loans	0.40%	0.52%
Net charge-offs to average loans outstanding	0.06%	0.13%
Allowance for loan losses to total loans	1.09%	1.07%
Allowance for loan losses to non-performing loans	269.27%	206.51%